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                           CERTIFICATE OF AMENDMENT OF
                            1996 STOCK OPTION PLAN OF
                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION
                             a Delaware Corporation

         Central Financial Acceptance Corporation, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. That Section 5 of the 1996 Stock Option Plan of the Corporation is amended to read in full as follows:

         "5. Shares. Subject to the provisions of Section 15 hereof, the Committee may grant Options with respect to an aggregate of up to 1,000,000 Shares, all of which Shares may be either Shares held in treasury or authorized by unissued Shares. The maximum number of Shares which may be the subject of Options granted to any individual during the duration of the Plan shall not exceed 350,000 Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; provided, that the counting of Shares subject to Options granted under the Plan against the number of Shares available for further Options shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act; and provided, further, that with respect to any Option granted to any Eligible Person who is a "covered employee" as defined in Section 162(m) of the Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such Eligible Person and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and the regulations promulgated."

         2. That said amendment has been duly adopted by:

                  (a) the adoption of resolutions of the Board of Directors of the Corporation; and

                  (b) the adoption of resolutions by the holders of a majority of the outstanding shares of capital stock entitled to vote thereon.



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         IN WITNESS WHEREOF, said CENTRAL FINANCIAL ACCEPTANCE CORPORATION has caused this Certificate of Amendment to be signed by Gary M. Cypres and Jonathan Martin, its Chairman of the Board and Assistant Secretary, respectively.



                                         /s/ Gary M. Cypres
                                         -------------------------------------
                                         Gary M. Cypres, Chairman of the Board



                                         /s/ Jonathan Martin
                                         -------------------------------------
                                         Jonathan Martin, Assistant Secretary





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